As filed with the Securities and Exchange Commission on October 28, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)
22-3447504 (I.R.S. Employer Identification No.)
1 Commvault Way Tinton Falls, New Jersey 07724 (732) 870-4000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________
Sanjay Mirchandani
President and Chief Executive Officer
Commvault Systems, Inc.
1 Commvault Way
Tinton Falls, New Jersey 07724
(732) 870-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________
Copies to:
Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
_____________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐
Non-accelerated filer    ☐    Smaller Reporting Company    ☐
        Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

PROSPECTUS
COMMVAULT SYSTEMS, INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units
______________________________________
You should read this prospectus and the applicable prospectus supplement carefully before you invest in any offered securities.
Commvault Systems, Inc. (“Commvault”) may offer and sell the securities identified above under its name, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities. The applicable prospectus supplement will contain the specific terms of the securities being offered thereby.
Commvault may sell these securities to or through underwriters, dealers or agents or directly or through its subsidiaries to purchasers.
Commvault’s common stock is listed on The Nasdaq Stock Market under the trading symbol “CVLT.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 28, 2026.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, Commvault may offer and sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities Commvault may offer and sell. Each time that securities are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We urge you to read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
We are not making an offer to sell, or soliciting an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.
Except as otherwise indicated or unless the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Company” or “Commvault” refer to Commvault Systems, Inc. and its subsidiaries, except in the section titled “Description of Securities” where such terms refer only to Commvault Systems, Inc., excluding its subsidiaries.

THE COMPANY
Commvault is a provider of cyber resiliency solutions designed to help the enterprise protect, secure, and recover their data, applications and identity systems in a world of increasing cyber threats and attacks. Our offerings provide cyber resilience, including data protection, cyber recovery, data security and governance, aiming to enable customers’ continuous business. Our offerings are delivered through self-managed software, software-as-a-service (“SaaS”), integrated appliances or managed by partners. Customers use our Commvault Cloud platform to help protect themselves from threats like ransomware and recover their data efficiently.
Our principal executive offices are located at 1 Commvault Way, Tinton Falls, New Jersey 07724. The telephone number of our principal executive offices is (732) 870-4000. Our Internet website address is www.commvault.com. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS
Our business is subject to uncertainties and risks, and investing in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. For more information, see the additional information described under the heading “Where You Can Find More Information.” Any prospectus supplement may also include additional risks related to the securities being offered thereby. It is possible that our business, financial condition, liquidity, cash flows, results of operations, reputation and prospects could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial and these risks could result in a partial or complete loss of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus and the information included or incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” or “would” and similar terms and phrases.
Forward-looking statements inherently involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. These statements relate to, among other things, plans, strategies, prospects and expectations regarding our business. These forward-looking statements are made based on currently available competitive, financial and economic data, our current expectations, estimates, forecasts and projections about the industries and markets in which we operate and management’s beliefs and assumptions concerning future events affecting us. These statements are not guarantees of future performance and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Therefore, our actual results may differ materially from what is expressed in or implied by any forward-looking statements. We caution you not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the risk factors and cautionary statements included in, or incorporated by reference into, this prospectus. Except as is required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to provide updates regarding the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
    our ability to compete effectively in the data protection and cyber resilience market;
    our reliance on indirect sales channels to effectively sell our solutions;
    our reliance on interoperability with third-party platforms, operating systems, cloud environments and hardware products, as well as supply chain partners;
    volatility in the global economy, including changes in trade policy or tariffs;
    cyclicality and unpredictability in our sales and implementation cycles;
    our dependence on growth in the data protection and cyber resiliency market;
    our ability to achieve the expected returns on our substantial and ongoing infrastructure investments and research and development investments;
    difficulties and delays in developing, marketing and selling new products, features and enhancements that are commercially successful;
    the risk that our complex solutions may contain undetected errors, defects or vulnerabilities, and incorrect or improper implementation or use of our solutions could result in customer dissatisfaction, increased data security risk and harm to our business, financial condition and reputation;
    our ability to achieve the intended results of our restructuring plans;
    risks associated with our international sales and operations;
    risks associated with IT system failures, network disruptions, cybersecurity incidents and breaches in data security;
    our ability to successfully utilize AI;
    our ability to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing laws and regulations or to changing customer needs, requirements or preferences;

    risks associated with litigation in which we are or may become involved;
    general economic conditions; and
    the other risks and uncertainties included from time to time in our filings with the SEC.
You should also carefully read the factors described under “Risk Factors” and in other cautionary statements in this prospectus and in our most recent Annual Report on Form 10-K filed with the SEC, any Quarterly Reports on Form 10-Q filed with the SEC since the filing of such Annual Report on Form 10-K and our other filings with the SEC that are incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus for general corporate purposes, unless otherwise specified in any applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the securities that Commvault may offer and sell from time to time, including common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units. These summary descriptions are not meant to be complete descriptions of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Commvault and not to any of its subsidiaries.
This summary does not purport to be a complete statement of the relevant provisions of our Amended and Restated Certificate of Incorporation (the “Charter”), or our Amended and Restated Bylaws (the “Bylaws”). This summary is subject to and qualified in its entirety by reference to our Charter and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Description of Common Stock
Shares Authorized. The Company is authorized to issue up to 250,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”).
Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of shares of Common Stock do not have cumulative voting rights.
Dividends. Subject to the rights of holders of any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.
Other Rights. Subject to any preferential rights of holders of any outstanding shares of preferred stock, holders of Common Stock are entitled to share ratably in all assets legally available for distribution to stockholders in the event of dissolution. Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of shares of Common Stock are not currently entitled to pre-emptive rights.
Fully Paid. The issued and outstanding shares of Common Stock are fully paid and non-assessable.
Listing. The Common Stock is traded on The Nasdaq Stock Market under the trading symbol “CVLT.”
Description of Preferred Stock Purchase Rights and Preferred Stock
This description of Preferred Stock Purchase Rights and Series A Preferred Stock is subject to and qualified in its entirety by reference to the Rights Agreement, dated as of April 3, 2020, between Commvault Systems, Inc. and Computershare Trust Company, N.A. (the “Rights Agreement”) as filed on Form 8-K dated April 6, 2020, Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of November 16, 2020, as filed on Form 8-K dated November 16, 2020, and the Certificate of Designation of Series A Junior Participating Preferred Stock as filed on Form 8-K dated November 14, 2008.
Shares Authorized. The Company is authorized to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with rights and preferences that may be fixed or designated by our Board of Directors without any further action by our stockholders. 150,000 shares of preferred stock are designated as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”).
On April 13, 2020, the Board of Directors issued a dividend of one preferred share purchase right (“Right”) for each share of Common Stock to purchase one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share, at a price of $200 per one-thousandth of a share of Series A Preferred Stock.
As of the date hereof, no shares of Series A Preferred Stock have been issued or are outstanding, and there are no outstanding or issued purchase rights in respect thereof. However, the Company could issue such shares or purchase rights in the future.
Voting Rights. Until a Right is exercised or exchanged, the holder of such Rights will have no rights as a stockholder, including the right to vote. In the event that shares of Series A Preferred Stock are issued, each one-thousandth share of Series A Preferred Stock will be entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may otherwise be provided, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock would vote together as one class on all matters submitted for a vote of stockholders. These voting rights are subject to adjustment under certain circumstances.
Dividends. Until a Right is exercised or exchanged, the holder of such Rights will have no rights as a stockholder, including the right to receive dividends. In the event that shares of Series A Preferred Stock are issued in the future, subject to any prior and superior rights of holders of any outstanding series of preferred stock, the holders of Series A Preferred Stock would be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends on terms as may be agreed.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws
Board of Directors
Our Charter and Bylaws provide:
    that directors may be removed only for cause, if such removal is prior to the 2023 annual meeting of stockholders, and with or without cause if such removal is after the 2023 annual meeting of stockholders, by the affirmative vote of the holders of at least 66 2/3% of the shares of our capital stock entitled to vote; and
    that any vacancy on the Board of directors, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by affirmative vote of a majority of the directors then in office.
These provisions could make it more difficult for a third party to acquire us or discourage a third party from acquiring us.
Stockholder Actions and Special Meetings
Our Charter and Bylaws also provide that:
    any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting; and
    special meetings of the stockholders may only be called by the Chairman of the Board of Directors, our Chief Executive Officer, or by the Board of Directors.
Our Bylaws provide that in order for any matter to be considered properly brought before a meeting, a stockholder must comply with requirements regarding advance notice. These provisions could delay stockholder actions which are favored by the holders of a majority of our outstanding voting securities until the next stockholders meeting. These provisions may also discourage another person or entity from making a tender offer for our common stock because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting and not by written consent.
Board Consideration of Change of Control Transactions
Our Charter empowers our Board of Directors, when considering a tender offer or merger or acquisition proposal, to take into account, in addition to potential economic benefits to stockholders, factors such as:
    a comparison of the proposed consideration to be received by stockholders in relation to the then current market price of our capital stock; and
    the impact of the transaction on our employees, suppliers and customers and its effect on the communities in which we operate.

Amendment
Delaware law provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Charter requires the affirmative vote of the holders of at least 66 2/3% of the shares of our capital stock entitled to vote to amend or repeal any of the foregoing provisions of our Charter. Our Bylaws may be amended or repealed by a majority vote of the Board of directors or the holders of at least 66 2/3% of the shares of our capital stock issued and outstanding and entitled to vote. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series preferred stock that might be outstanding at the time any such amendments are submitted to stockholders.
Preferred Stock
The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.
These and other provisions may deter hostile takeovers or delay changes in control or management of our company.
Delaware Business Combination Statute
Section 203 of the Delaware General Corporation Law provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder unless:
    prior to that date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or
    on or subsequent to such date, the business combination is approved by the Board of Directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Except as otherwise set forth in Section 203, an interested stockholder is defined to include:
    any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and
    the affiliates and associates of any such person.
Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203. The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEPOSITARY SHARES
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Commvault and not to any of its subsidiaries.
The following description of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, (i) the deposit agreement to be entered into between us and a bank or trust company selected by us and (ii) the depositary receipt relating to the preferred stock that is attached to such deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be deemed filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.
If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under the deposit agreement. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add any undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Conversion, Exchange and Redemption
If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will send notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will send the particulars of the meeting to the holders of the depositary shares.

Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendments
We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares will not take effect until 30 days after the depositary has sent notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may, at our option, direct the depositary to terminate the deposit agreement by sending a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:
    the depositary has redeemed all related outstanding depositary shares; or
    we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.
The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (2) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary
At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting the depositary to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES
In this description, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that Commvault may issue from time to time, and “we,” “us” and “our” refer to Commvault and not to any of its subsidiaries.
Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in one or more series under an indenture, dated as of October 28, 2026, between Commvault and U.S. Bank Trust Company, National Association, as trustee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indenture governing the debt securities is referred to as the “indenture” in this description, and the trustee under the indenture is referred to as the “trustee” in this description.
The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable supplemental indenture, if any, and those made a part of the applicable indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable supplemental indenture, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable supplemental indenture and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements and debt securities, including the definitions therein of certain terms.
Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

General
The debt securities will be unsecured general obligations of Commvault. The indebtedness represented by the debt securities will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of Commvault. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
The prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:
    the title of the debt securities;
    the aggregate principal amount of the debt securities and any limit thereon;
    the price or prices at which such debt securities will be sold;
    the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;
    any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments or the method used to determine any of the foregoing;
    any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;
    any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;
    any provisions that would determine payments on the debt securities by reference to an index, formula or other method;
    the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange and notices and demands to or upon us relating to the debt securities may be made;
    certain provisions related to the redemption, purchase, exchange or repayment of the debt securities;
    any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;
    whether the debt securities of the series will be convertible into or exchangeable for other debt securities, capital stock or other securities of any kind of the issuer or another person, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
    if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;
    the date as of which any global securities of any series shall be dated if other than the original issuance of the first debt securities of the series to be issued;
    the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
    the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;
    if issued as original issue discount securities, the amount of discount;
    the applicability of the provisions described below under “—Satisfaction and Discharge” or such other means of satisfaction or discharge;
    any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;
    the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;
    any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;
    any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;
    whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;
    any restriction or condition on the transferability of the debt securities;
    any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;
    any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
    the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities;
    provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and
    any other terms of the debt securities.
Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:
    our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);
    our failure to pay principal or premium, if any, on any of the debt securities of that series when due;

    our failure to perform, or our breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;
    specified events involving our bankruptcy, insolvency or reorganization; or
    any other event of default we may provide for that series.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities of which a responsible officer of the trustee has actual knowledge, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach.
The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.
Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and Waivers
The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:
    change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;
    adversely affect a holder’s right to receive payment of the principal of and interest on any security on the stated maturity (including any interest payment date) thereof or impair the right to institute suit to enforce such payment on or after the stated maturity (including any interest payment date) of the debt securities, in each case as such stated maturity (including any interest payment date) may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of the Company, on or after the redemption date;
    change the currency in which the principal of, any premium or interest on, any debt security is payable;
    reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences; or
    make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.
The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:
    to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;
    to evidence succession of another corporation to Commvault and the assumption by the successor corporation of the covenants, agreements and obligations of Commvault;
    to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);
    to add or modify the events of default for the benefit of the holders of debt securities (and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);
    to prohibit the authentication and delivery of additional series of debt securities under the indenture;
    to cure any ambiguity, omission, mistake, defect or inconsistency;

    to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect;
    to establish the form and terms of debt securities of any series issued under the indenture;
    to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
    to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
    to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement of the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the holder of any such debt security;
    to add guarantors or co-obligors for the benefit of the debt securities of all or any series or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;
    to evidence or facilitate the release, termination, defeasance or discharge of a guarantee of the debt securities of all or any series when such release, termination, defeasance or discharge is permitted under the indenture;
    to secure the debt securities of all or any series;
    to comply with the applicable procedures of the applicable depositary;
    to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or
    to conform the provisions of the indenture and the debt securities to the description thereof contained in this prospectus and any related prospectus supplement.
The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security so affected.
Satisfaction and Discharge
Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, and we will be deemed to have been satisfied and discharged from our obligations with respect to such debt securities when:
    either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency

(“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;
    we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and
    the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.
Defeasance and Covenant Defeasance
We may elect with respect to the debt securities issued under the indenture either:
    to defease and be discharged from all of our obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things, the obligation to register the transfer or exchange of the debt securities, the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities, the obligation to maintain an office or agency in respect of the debt securities, and the obligation to hold monies for payment in trust; or
    to be released from our obligations with respect to the debt securities under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:
    in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:
    we have received from or there has been published by the Internal Revenue Service a ruling, or since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
    in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
    the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;
    if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date; and
    no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above.
In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Commvault and not to any of its subsidiaries.

General
We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.
The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part.
The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
General
Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
    the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;
    the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
    the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;
    the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;
    the offering price of such debt warrants, if any;
    the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;
    the denominations of such debt warrants;
    the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
    a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;
    whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
    redemption provisions of such debt warrants, if any; and
    any other terms of the debt warrants.
The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants
Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
General
Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
    the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;
    the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;
    the offering price of such stock warrants, if any;
    the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;
    the denominations of such stock warrants;
    the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;
    a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;
    redemption provisions of such stock warrants, if any;
    anti-dilution provisions of the stock warrants, if any;
    other information relating to any capital stock purchasable upon exercise of such stock warrants; and
    any other terms of the stock warrants.
The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.
Exercise of Stock Warrants
Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.
Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
In this description, all references to “we,” “us,” “our” or the “Company” refer only to Commvault and not to any of its subsidiaries.
We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) our debt securities or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION
Commvault may sell the securities being offered hereby in one or more of the following ways from time to time:
    to or through underwriters;
    to or through dealers;
    through agents;
    directly or through its subsidiaries to purchasers; or
    through a combination of the foregoing methods.
Commvault may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to such market prices or (4) negotiated prices.
In addition, Commvault may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from Commvault or others to settle such sales and may use securities received from Commvault to close out any related short positions. Commvault may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof and provide that the obligations of the underwriters will be subject to certain conditions precedent.
Commvault also may sell the offered securities to a dealer as principal. If Commvault sells the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
The offered securities also may be offered through agents that Commvault may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.
Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with Commvault, may be entitled to indemnification by Commvault against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.
Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.
Offers to purchase the offered securities may be solicited directly by Commvault or through its subsidiaries and sales thereof may be made by Commvault directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.
The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement.

LEGAL MATTERS
The legality of the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Commvault Systems, Inc. appearing in Commvault Systems, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2026, and the effectiveness of Commvault Systems, Inc.’s internal control over financial reporting as of March 31, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Our SEC filings are available to the public on the SEC’s website (www.sec.gov). We make available free of charge most of our SEC filings through our website (www.commvault.com) as soon as reasonably practical after they are filed with the SEC. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.
We incorporate by reference the following documents that Commvault previously filed with the SEC (other than information in such documents that is deemed furnished and not filed):
    Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on May 11, 2026;
    Quarterly Reports on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 29, 2026, and the quarter ended September 30, 2026, filed with the SEC on October 28, 2026;
    Current Reports on Form 8-K filed with the SEC on April 13, 2026, August 6, 2026 and September 24, 2026;
    the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended March 31, 2026 from the definitive proxy statement, filed with the SEC on June 24, 2026; and
    the description of Commvault’s common stock as contained in Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 5, 2023, including all amendments and reports filed for the purpose of updating such description.
We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and, in the case of any particular offering of securities, until such offering of securities is terminated (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.
You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:
Commvault Systems, Inc.
1 Commvault Way
Tinton Falls, New Jersey 07724
Attention: Corporate Secretary
Telephone: (732) 870-4000
We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount To Be Paid
SEC registration fee	$ *
Trustee and transfer agent fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency and listing fees	**
Printing and engraving fees and expenses	**
Miscellaneous	**
Total	$ **

*    To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**    These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law, as amended (the “DGCL”), permits a corporation to eliminate or limit the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except for liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, (d) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (e) an officer in any action by or in the right of the corporation.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred in the defense or settlement of such action and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, shall be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the Board of directors at the time such actions occurred or immediately after such absent director receives notice of the unlawful acts.
The Company’s certificate of incorporation (the “Certificate”) exculpates the Company’s directors and officers from personal liability as permitted by DGCL Section 102(b)(7), described above. The Certificate and bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL and require the Company to advance litigation expenses upon its receipt of an undertaking by or on behalf of a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in the Company’s bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The Company has obtained directors’ and officers’ liability insurance.
In addition, the Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate and bylaws. These agreements, among other things, indemnify the Company’s directors and some of its officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of services by that person as a director or officer of the Company or as a director or officer of any of the Company’s subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at the Company’s request.

Item 16. Exhibits.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of Commvault Systems, Inc., as amended (incorporated by reference to Exhibit 3.1 to Commvault Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019).

3.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Commvault Systems, Inc. (incorporated by reference to Exhibit 3.1 to Commvault Systems, Inc.’s Current Report on Form 8-K dated August 28, 2020).

3.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Commvault Systems, Inc. (incorporated by reference to Exhibit 3.1 to Commvault Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023).

3.4
Fifth Amended and Restated Bylaws of Commvault Systems, Inc., effective May 7, 2026 (incorporated by reference to Exhibit 3.4 to Commvault Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026).

3.5
Certificate of Designation of Series A Junior Participating Preferred Stock of Commvault Systems, Inc. (incorporated by reference to Exhibit 3.1 to Commvault Systems, Inc.’s Current Report on Form 8-K dated November 14, 2008).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Commvault Systems, Inc.’s Registration Statement on Form S-1, Commission File No. 333-132550).
4.2	Indenture, dated as of October 28, 2026, between Commvault Systems, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3*	Form of debt security of Commvault Systems, Inc.
4.4*	Certificate of designation, preferences and rights with respect to Commvault Systems, Inc.’s preferred stock.
4.5*	Specimen preferred stock certificate of Commvault Systems, Inc.
4.6*	Form of Deposit Agreement (including form of Deposit Receipt).
4.7*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).
4.8*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).
4.9*	Form of Stock Purchase Contract.
4.10*	Form of Unit Agreement.
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of attorney of Commvault Systems, Inc. (included as part of the signature pages hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.2 above.
107	Filing Fee Table.

*    To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to a report filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tinton Falls, state of New Jersey, on October 28, 2026.
COMMVAULT SYSTEMS, INC.
By:    /s/ Sanjay Mirchandani
Name:    Sanjay Mirchandani
Title:    President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjay Mirchandani, Gary Merrill, Danielle Abrahamsen and Danielle Sheer, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ SANJAY MIRCHANDANI	Director, President and Chief Executive Officer (Principal Executive Officer)	October 28, 2026
Sanjay Mirchandani

/s/ GARY MERRILL	Chief Financial Officer (Principal Financial Officer)	October 28, 2026
Gary Merrill

/s/ DANIELLE ABRAHAMSEN	Chief Accounting Officer (Principal Accounting Officer)	October 28, 2026
Danielle Abrahamsen

/s/ NICOLA ADAMO	Chairman of the Board	October 28, 2026
Nicola Adamo

/s/ MARTHA H. BEJAR	Director	October 28, 2026
Martha H. Bejar

/s/ KEITH GEESLIN	Director	October 28, 2026
Keith Geeslin

/s/ VIVIE LEE	Director	October 28, 2026
Vivie Lee

/s/ CHARLES E. MORAN	Director	October 28, 2026
Charles E. Moran

/s/ DAVID MORTON, JR.	Director	October 28, 2026
David Morton, Jr.

/s/ A. SHANE SANDERS	Director	October 28, 2026
A.Shane Sanders